Nicor Gas Company
Form 8-K
Exhibit 99.01

FOR IMMEDIATE RELEASE                                                                                                                                            FOR MORE INFORMATION
OCTOBER 08, 2009                                                                                                                                                           Contact:  Kary Brunner, re: N-1017
                                                                                                                                                                                                                   630 388-2529
                                                                                                                                                                                                 Media Contact:  Annette Martinez
                                                                                                                                                                                                                   630 388-2781

NICOR ANNOUNCES RESULTS OF RATE CASE REHEARING BEFORE THE ILLINOIS COMMERCE COMMISSION

Naperville, Ill. – (October 8, 2009), Nicor Inc. (NYSE:GAS) announced today that the Illinois Commerce Commission (ICC) issued its decision on rehearing in the rate case of the company’s gas distribution company, Nicor Gas.  The decision will result in an annual base rate revenue increase of approximately $11 million and reflects a rate of return on rate base of 8.09 percent beginning in October 2009.  The increase will add about $0.29 to an average monthly residential customer bill.  Even under these new rates, Nicor Gas will continue to have the lowest rates of any major natural gas utility in Illinois.

The ICC had granted a request by Nicor Gas for a rehearing concerning the capital structure contained in their March 25, 2009 rate order.  This ICC decision on rehearing was the culmination of a 5-month regulatory review process and represents an increase to the base rates established in the March rate order.  The changes in rates as a result of rehearing will be effective prospectively.

Commercial and industrial customers in varying rate classes will also experience modest increases depending on their gas use and service options.

Nicor Inc. (NYSE: GAS) is a holding company and is a member of the Standard & Poor’s 500 Index. Its primary business is Nicor Gas, one of the nation’s largest natural gas distribution companies.  Nicor owns Tropical Shipping, a containerized shipping business serving the Caribbean region and the Bahamas. In addition, the company owns and has an equity interest in several energy-related businesses.  For more information, visit the Nicor Web site at www.nicor.com.

-MORE-

Caution Concerning Forward-Looking Statements

This document includes certain forward-looking statements about the expectations of Nicor and its subsidiaries and affiliates. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Such forward-looking statements may be identified by the use of forward-looking words or phrases such as "anticipate," "believe," "expect," "intend," "may," "planned," "potential," "should," "will," "would," "project," "estimate," "ultimate," or similar phrases. Actual results may differ materially from those indicated in the company's forward-looking statements due to the direct or indirect effects of legal contingencies (including litigation) and the resolution of those issues, including the effects of an ICC review, and undue reliance should not be placed on such statements.

Other factors that could cause materially different results include, but are not limited to, weather conditions; natural disasters; natural gas and other fuel prices; fair value accounting adjustments; inventory valuation; health care costs; insurance costs or recoveries; legal costs; borrowing needs; interest rates; credit conditions; economic and market conditions; accidents, leaks, equipment failures, service interruptions, environmental pollution, and other operating risks; tourism and construction in the Bahamas and Caribbean region; energy conservation; legislative and regulatory actions; tax rulings or audit results; asset sales; significant unplanned capital needs; future mercury-related charges or credits; changes in accounting principles, interpretations, methods, judgments or estimates; performance of major customers, transporters, suppliers and contractors; labor relations; and acts of terrorism.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Nicor undertakes no obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this release.